EXHIBIT 23

       INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 33-40123 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 33-46076 on Form S-3, as amended by Amendment No. 1 thereto and Registration Statement No. 33-61390 on Form S-3 of Florida Power & Light Company, of our report dated February 10, 1995 appearing in this Annual Report on Form 10-K of Florida Power & Light Company for the year ended December 31, 1994.


DELOITTE & TOUCHE LLP

Miami, Florida
March 20, 1995